Exhibit 10.1

MULTI-COLOR CORPORATION

AMENDMENT TO 2003 STOCK INCENTIVE PLAN

The following amendment (“Section 4 Amendment”) to the Multi-Color Corporation 2003 Stock Incentive Plan (“Plan”) was approved by the Board of Directors of Multi-Color Corporation (“Company”) on May 9, 2007, subject to the receipt of shareholder approval. The Company’s shareholders approved the Section 4 Amendment at the Annual Meeting of Shareholders held on August 16, 2007. The Plan is hereby amended, effective as of August 16, 2007, as follows:

The first sentence of Section 4 of the Plan is amended to read as follows:

“4. Shares Subject to the Plan; Maximum Number Available to Participant. Subject to the adjustments provided for in Section 9, Nine Hundred Fifty Thousand (950,000) shares of Common Stock shall be reserved for issuance pursuant to the Plan.”

The following amendment (“Section 8 Amendment”) to the Plan was approved by the Board of Directors of the Company on August 16, 2007, and did not require shareholder approval. The Plan is hereby amended, effective as of August 16, 2007, as follows:

Section 8(b) of the Plan is amended to add the following sentence to the end of Section 8(b):

“Notwithstanding the foregoing, the Committee shall not have the authority to reprice any outstanding Option previously granted under the Plan.”

Date: August 16, 2007

/s/ Dawn H. Bertsche
Dawn H. Bertsche
Senior Vice President Finance, Chief Financial Officer and Secretary